Acacia Research Appoints Martin (“MJ”) D. McNulty, Jr. to Board of Directors, Named Permanent CEO

New York, NY, February 14, 2024 - Acacia Research Corporation (Nasdaq: ACTG) today announced that Martin (“MJ”) D. McNulty, Jr. has been named as Acacia’s permanent Chief Executive Officer. Mr. McNulty has been serving as the Company’s Interim Chief Executive Officer since November 1, 2022.

In addition, the Board of Directors expanded the size of the Board from six to seven directors, and the Board appointed Mr. McNulty as a director of the Company to serve until the Company’s 2024 annual meeting of stockholders.

“The Board is extremely grateful for MJ’s contributions as Interim Chief Executive Officer and believes he is the right leader for the company going forward," commented Gavin Molinelli, Acacia’s Chairman. "Since being appointed to his interim role, MJ has worked closely with the Board while spearheading Acacia’s efforts to build a top-notch team and execute on the company's acquisition strategy. The Board is confident that MJ possesses the unique skillset, leadership and strategic vision to lead Acacia forward. We look forward to continuing to work with MJ to create value at the Company.”
About the Company
Acacia is a publicly traded (Nasdaq: ACTG) company that is focused on acquiring and operating attractive businesses across the industrial, healthcare, energy, and mature technology sectors where it believes it can leverage its expertise, significant capital base, and deep industry relationships to drive value. Acacia evaluates opportunities based on the attractiveness of the underlying cash flows, without regard to a specific investment horizon. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations and speak only as of the date hereof. This news release attempts to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. The Company’s actual results may differ materially and adversely from those expressed or implied in any forward-looking statements as a result of various factors and uncertainties, including the Company’s ability to successfully implement its strategic plan, changes to the Company’s relationship and arrangements with Starboard Value LP, the Company’s ability to successfully identify and complete strategic acquisitions of businesses, divisions, and/or assets, the performance of businesses, divisions, and/or assets the Company acquires, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, the decrease in demand for Printronix' products, Benchmark’s inability to execute on its business strategy, general economic conditions, and the success of the Company’s investments. The Company’s Annual Report on Form 10-K, and other SEC filings discuss these and other important risks and uncertainties that may materially affect the Company’s business, results of operations and financial condition. In addition, actual results may differ as a result of additional risks and uncertainties of which the Company is currently unaware or which the Company does not currently view as material. Except as otherwise required by applicable law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
The results achieved by the Company in prior periods are not necessarily indicative of the results to be achieved by us in any subsequent periods. It is currently anticipated that the Company’s financial results will vary, and may vary significantly, from quarter to quarter.
Investor Contact:
FNK IR
Rob Fink, 646-809-4048
rob@fnkir.com